Exhibit 99.2

Seven Stars Cloud Announces Business Name Change to Ideanomics

NEW YORK, Aug. 27, 2018 /PRNewswire/ -- Seven Stars Cloud Group, Inc. (NASDAQ : SSC ) ("SSC" or the "Company"), a leading global fintech and asset digitization services company focused on digital asset production and distribution, today announced the adoption of Ideanomics as its new business name subject to shareholder approval.

The use of the new name for the Company is aligned with the Company's vision and mission for transforming traditional assets and their associated industries into the asset digitization era. For more information on the Company's overview, mission and approach please visit the following post on the Company's blog.

"Next-generation technologies such as blockchain and artificial intelligence have begun to unlock capabilities in intelligent prediction and trust mechanics by providing enhanced transparency, security, and traceability, while simultaneously making the data smarter," said Bruno Wu, Executive Chairman & CEO. "The combination of the 'idea' and the "field of economics," yields Ideanomics – a new paradigm and model for solving problems, creating efficiencies, and more equitably distributing wealth and knowledge. Ideas create value. With ideas, there is a future. Ideanomics, we are digitizing tomorrow!"

Shares of Ideanomics, will continue to trade on Nasdaq using the Company's existing ticker symbol, SSC until further notice. The Company will launch a new corporate website and domain that reflects its updated Ideanomics branding following shareholder approval. For more information on Ideanomics brand message, please visit the following post on the Company's blog.

About Ideanomics (http://www.sevenstarscloud.com/)

Ideanomics is determined to become one of the most prominent global digital asset companies. Relying on its core base of fintech and digital asset production and services-based ecosystem enablement, Ideanomics is committed to delivering the best digital assets via the best underlying technology. This approach will drive capital formation and sales across our digital asset ecosystems.

Ideanomics customizes its technology platform for various business use cases, operates the Platform-as-a-Service (PaaS), and partners with businesses that deliver core digital asset product creation. We are focused on delivering a global multi-layer technology infrastructure ecosystem that issues, trades, and settles digital asset transactions. We will leverage direct sales channels and automated sales systems via digital asset exchange platforms which is inclusive of decentralized exchanges to realize digital asset distribution, social media, traditional regulated broker dealer network as well as institutions as direct clients.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Media Contacts

Ideanomics

Eric Soderberg, Forefront Communications for Ideanomics

Phone: 914-414-2884

Email: eric@forefrontcomms.com

IR Contacts

Federico Tovar, CFO Ideanomics

Chad Arroyo, CMO Ideanomics

Email: ir@sevenstarscloud.com

SOURCE Seven Stars Cloud Group, Inc.

Related Links

http://www.sevenstarscloud.com